REDEMPTION, SETTLEMENT AND RELEASE AGREEMENT


                  REDEMPTION, SETTLEMENT AND RELEASE AGREEMENT, dated as of May 3, 2005 (this "Agreement"), by and between SMARTIRE SYSTEMS INC., a corporation organized and existing under the laws of the Yukon Territory (the "Purchaser") and ALPHA CAPITAL AKTIENGESELLSCHAFT, a [_______] (the "Seller").

                  WHEREAS, on December 24, 2003, the Purchaser issued to the Seller a Convertible Debenture due April 1, 2006 (the "Convertible Debenture"), evidencing the Purchaser's indebtedness to the Seller in the principal amount of $512,821;

                  WHEREAS, the Purchaser made monthly payments to the Seller under the Convertible Debenture in cash and shares that total $128,205.25 in addition to $940.18 in withholding taxes;

                  WHEREAS, Seller has converted $126,819.13 under the Convertible Debenture;

                  WHEREAS, Seller holds 2,091,493 Warrants issued by Seller on November 10, 2003 and 3,846,154 Warrants issued by Seller on July 17, 2003;

                  WHEREAS, a dispute arose between the Purchaser and the Seller over certain provisions contained in the Convertible Debenture;

                  WHEREAS, the Purchaser and the Seller have previously attempted to settle their differences with respect to this dispute; and

                  WHEREAS, the Purchaser and the Seller desire to resolve all remaining disputes over the Convertible Debenture, and for this reason, have entered into this Agreement, which sets forth the terms and conditions upon which (i) the Seller is conveying to the Purchaser and the Purchaser is redeeming from the Seller $105,747.42 of the principal balance of $256,856.44 due to the Seller for the sum of $109,802.87, (ii) the Purchaser will issue to the Seller 5,396,751 shares (the "Shares") of its common stock, no par value (the "Common Stock") in consideration of the Seller's conversion of the remaining $151,109.02 due to the Seller under the Convertible Debenture into shares of Common Stock at a price per share of $0.028 and (iii) the Purchaser will issue to the Seller 5,244,920 shares of Common Stock (the "Warrant Shares") upon the cashless exercise of the warrants, dated July 17, 2003 and November 10, 2003, issued by the Purchaser in favor of the Seller (the "Warrant").

                  NOW THEREFORE, in consideration of the mutual agreements contained herein, the parties agree as follows:

                  1. Purchase and Sale of Convertible Debenture and Shares. (a) Subject to the terms and conditions of this Agreement, and in reliance on the respective representations, warranties and covenants contained herein, at and immediately following the Closing described in Section 2 hereof, the Seller will sell, assign, transfer and convey to the Purchaser free and clear of all Liens (as such term is defined in Section 4(c)) and the Purchaser will redeem from the Seller, $105,747.42 of the principal balance of $256,856.44 due to the Seller under the Convertible Debenture, for aggregate consideration of $109,802.87 in cash, net of withholding tax of $2,321.47 for net cash consideration of $107,490.41(the "Purchase Price").

                  (b) Subject to the terms and conditions of this Agreement, and in reliance on the respective representations, warranties and covenants contained herein, at and immediately following the Closing described in Section

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2 hereof, the Purchaser will issue the Shares in consideration of the Seller's conversion of the remaining $151,109.02 due to the Seller under the Convertible Debenture (after payment by the Purchaser of the Purchase Price under Section 1(a) above) into shares of Common Stock at a price per share of $0.028.

                  (c) Subject to the terms and conditions of this Agreement, and in reliance on the respective representations, warranties and covenants contained herein, at and immediately following the Closing described in Section 2 hereof, the Purchaser will issue 5,244,920 Warrant Shares in consideration of the Seller's cashless exercise of the Warrants at a per share price equal to the closing price of the Purchaser's shares of Common Stock on April 25, 2005 of $0.24. The parties acknowledge that the $.24 price is the proper price upon which to calculate the number of Warrant Shares to be issued hereunder.

                  2. Deliveries at the Closing. At the closing of the sale and purchase of the Convertible Debenture contemplated by Section 1 hereof (the "Closing"), presently contemplated to occur on May __, 2005, (i) the Seller (or Escrow Agent, as hereinafter defined) shall deliver to the Purchaser the Convertible Debenture and the Warrant and (ii) the Purchaser shall deliver to the Seller (or Escrow Agent) (A) the Purchase Price by a wire transfer of immediately available funds to a bank account or accounts previously designated to the Purchaser by the Seller (or Escrow Agent), (B) a "restricted" stock certificate registered in the name of the Seller for 8,141,670 shares of Common Stock, (C) a "freely-tradable" stock certificate for 2,200,000 shares of Common Stock and (D) a "freely-tradable" stock certificate for 300,000 shares of Common Stock. The Closing shall be held at the offices of Greenberg Traurig, LLP, MetLife Building, 200 Park Avenue, New York, New York 10166. The Purchaser will furnish advance notice to the Seller (or Escrow Agent) of the time and date of the Closing.

                  3. Purchaser agrees to provide, from time to time upon Seller's request and at no cost to Seller all opinions and other documents required for Seller to sell the restricted shares delivered hereunder pursuant to SEC Rule 144.

                  4. Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser both on the date hereof and on the date of the Closing as follows:

                           (a) The Seller has the requisite power and authority
to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

                           (b) The Seller is duly organized and validly existing
and in good standing under the laws of the jurisdiction of its incorporation, has the requisite corporate power and authority to execute, deliver and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement;

                           (c) The Seller is the sole beneficial owner (within
the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the Convertible Debenture and has good and marketable title to the Convertible Debenture and there exists no liens, claims, options, proxies, voting agreements, charges or encumbrances of whatever nature ("Liens") affecting the Convertible Debenture;

                           (d) Upon transfer to the Purchaser by the Seller of
the Convertible Debenture, the Purchaser will have good and marketable title to the Convertible Debenture free and clear of all Liens;

                           (e) The Convertible Debenture constitutes all of the
securities of the Purchaser beneficially owned, directly or indirectly, by the


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

Seller or any of its "affiliates" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which definition shall apply for all purposes of this Agreement);

                           (f) The Convertible Debenture has never been
converted, in whole or in part, into shares of Common Stock of the Purchaser other than the partial conversion of $104,514.35 on September 24, 2004;

                           (g) The execution of this Agreement by the Seller
does not, and the performance by the Seller of its obligations hereunder will not, constitute a violation of, conflict with or result in a default under any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Seller is a party or by which the Seller is bound or any judgment, decree or order applicable to the Seller; and

                           (h) Neither the execution and delivery of this
Agreement nor the performance by the Seller of its obligations hereunder will violate any provision of law applicable to the Seller or require any consent or approval of, or filing with or notice to any public body or authority under any provision of law applicable to the Seller other than notices or filings pursuant to the federal securities laws.

                  5. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller both on the date hereof and on the date of the Closing as follows:

                           (a) The Purchaser is duly organized and validly
existing and in good standing under the laws of the jurisdiction of its incorporation, has the requisite corporate power and authority to execute, deliver and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement;

                           (b) The execution of this Agreement by the Purchaser
does not, and the performance by the Purchaser of its obligations hereunder will not, constitute a violation of, conflict with or result in a default under any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Purchaser is a party or by which the Purchaser is bound or any judgment, decree or order applicable to the Purchaser;

                           (c) Neither the execution and delivery of this
Agreement nor the performance by the Purchaser of its obligations hereunder will violate any provision of law applicable to the Purchaser or require any consent or approval of, or filing with or notice to any public body or authority under, any provision of law applicable to the Purchaser other than notice or filings pursuant to the federal securities laws; and

                           (d) The Shares and the Warrant Shares are duly
authorized and, upon issuance in accordance with the terms of this Agreement will be validly issued, fully paid, and non-assessable and free from all Liens with respect to the issue thereof.

                  6. Release and Waiver. Effective upon the Closing, each party, for itself and its affiliates and successors and assigns, hereby releases and discharges the other party and its respective directors and officers, affiliates, representatives, attorneys, agents, successors and assigns from all suits, claims, charges, liabilities and causes of action, whatsoever, whether known or unknown, in law or equity or otherwise, which such party or its affiliates, successors and assigns have or may have against any or all of them arising out of, relating to, or in connection with any occurrences or events whatsoever occurring up to the Closing, but excluding obligations under this Agreement. The Seller, for itself and its affiliates and successors and assigns, hereby waives any right it may have under any provision contained in the Convertible Debenture and hereby consents to the Purchaser's prepayment of a


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

portion of the Convertible Debenture and the conversion of the remainder of the Convertible Debenture. In addition, the Seller shall dismiss its pending lawsuit against the Purchaser.

                  7. Specific Performance. Purchaser acknowledges and agrees that in the event of any failure to deliver opinions or other documentation required for Seller to sell the restricted securities delivered hereunder pursuant to Rule 144, the Seller will be irreparably harmed and would not be made whole by monetary damages. It is accordingly agreed that the Seller, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to a preliminary and permanent injunction or injunctions to prevent breaches of this Agreement and/or to compel specific performance of this Agreement in any action instituted by Seller.

                  8. Expenses. All fees and expenses incurred by any of the parties hereto shall be borne by the party incurring such fees and expenses and all sales, transfer or other similar taxes payable in connection with this Agreement (including, but not limited to, any transfer taxes payable in connection with the sale of the Convertible Debenture), will be borne by the party incurring such taxes.

                  9. Brokerage. Each of the Purchaser and the Seller represents and warrants to the other that the negotiations relevant to this Agreement have been carried on by each of the Purchaser, on the one hand, and the Seller, on the other hand, directly with the other, and that there are no claims for finder's fees or brokerage commissions or other like payments in connection with this Agreement.

                  10. Indemnity.

                           (a) In addition to his other obligations hereunder,
the Seller agrees to indemnify and hold harmless the Purchaser from and against any and all claims, liabilities, costs and expenses (including reasonable attorneys' fees, which shall be paid by the Seller on a monthly basis) arising out of, based upon or related to (i) any breach by the Seller in the performance of his obligations under this Agreement and (ii) any breach of a representation contained herein.

                           (b) The Purchaser agrees to indemnify and hold
harmless the Seller from and against any and all liabilities, damages, costs and expenses (including reasonable attorneys' fees, which shall be paid by the Purchaser on a monthly basis) arising out of, based upon or related to (i) any breach by the Purchaser in the performance of its obligations under this Agreement and (ii) any breach of a representation contained herein.

                           (c) Neither the Seller nor the Purchaser shall be
entitled to indemnity under this Section with respect to any claim, action or proceeding asserted by any party not signatory hereto, which it settles, terminates or compromises without the prior consent of the indemnifying party.

                           (d) In any such claim, action or proceeding, each of
the Seller and the Purchaser shall, to the extent reasonably requested by the Purchaser or the Seller, respectively, provide non-privileged documents and make available to the Purchaser or the Seller, respectfully, personnel of the Seller or the Purchaser, respect, for interviews, depositions and proceedings.

                  11. Further Assurances. Each party shall use its best efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated hereby.


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

                  12. Miscellaneous.

                           (a) This Agreement constitutes the entire agreement
and supersedes all prior agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an instrument in writing signed by each of the parties to this Agreement.

                           (b) This Agreement shall inure to the benefit of and
be binding upon the parties hereto and their respective directors, officers, heirs, legal representatives, attorneys, successors and assigns, including any person who may succeed to the assets or business of the Purchaser by way of a consolidation, merger, sale of substantially all of the Purchaser's assets or purchase of substantially all of the Purchaser's stock.

                           (c) All representations, warranties and covenants
shall survive the Closing.

                           (d) This Agreement shall be governed by and construed
and enforced in accordance with the laws of the State of New York, without reference to the conflict of laws principles thereof. The Purchaser and the Seller consent to the exclusive jurisdiction and venue of the Courts of the State of New York within the County of New York and the United States District Court of the Southern District of New York in connection with any claim or controversy arising out of or relating to this Agreement.

                           (e) All notices and other communications under this
Agreement shall be in writing and delivery thereof shall be deemed to have been made when transmitted by hand delivery, commercial overnight delivery service, telegram, telex, telecopier or facsimile transmission, when confirmed, to the party entitled to receive the same at the address indicated below or at such other address as such party shall have specified by written notice to the other parties hereto given in accordance herewith:

                                (i) if to the Purchaser, addressed to:

                                    SmarTire Systems Inc.
                                    Suite 150, 13151 Vanier Place
                                    Richmond, British Columbia
                                    Attn:  Jeff Finkelstein
                                    Fax:  604-276-2350

                                    with a copy to:

                                    Greenberg Traurig, LLP
                                    The MetLife Building
                                    200 Park Avenue
                                    New York, New York 10166
                                    Attn:  Spencer G. Feldman, Esq.
                                    Fax:  (212) 801-6400

                               (ii) if to the Seller, addressed to:

                                    Alpha Capital Aktiengesellschaft c/o LH
                                    Financial Services 160 Central Park South
                                    New York, New York 10019


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


                                    Attn: Ari Rabinowitz
                                    Fax: 212-586-8244


                                    with a copy to:

                                    Kennith A. Zitter, Esq.
                                    260 Madison Avenue
                                    18th Floor
                                    New York, New York  10016
                                    Fax:  212-679-8998



                           (f) Any waiver by any party of a breach of any
provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement or one or more sections shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other terms of this Agreement. This Agreement may be executed in counterparts.


                           (g) Time is of the essence with respect to the
obligations of the parties under this Agreement.

                           (h) The parties hereby acknowledge that for the
purposes of determining the Seller's holding period of the Warrant Shares under Rule 144 of the Securities Act upon the cashless exercise of the Warrant, the Warrant Shares will be deemed to have been acquired at the time the Warrant was acquired.


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

                  IN WITNESS WHEREOF, and intending to be legally bound hereby, the Purchaser and the Seller have executed this Agreement on the date first above written.







                                     SMARTIRE SYSTEMS INC.


                                     By: /s/ R. Rudman
                                        --------------------------------------
                                          Name: R. Rudman
                                          Title:President and CEO





                                     ALPHA CAPITAL AKTIENGESELLSCHAFT


                                     By: /s/ Kondrad Ackermann
                                        --------------------------------------
                                          Name:Konrad Ackermann
                                          Title: Director


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